EXHIBIT 99



                         FORM 4 JOINT FILER INFORMATION



Name: Schafer Brothers LLC

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Tesco Corp. (TESOF)

Date of Event requiring statement: November 18, 2005





/s/ OSCAR S. SCHAFER
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Signature




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                         FORM 4 JOINT FILER INFORMATION



Name: Mr. Oscar S. Schafer

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Tesco Corp. (TESOF)

Date of Event requiring statement: November 18, 2005





/s/ OSCAR S. SCHAFER
---------------------------------------
Signature